UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): May 9, 2007

SMALL WORLD KIDS, INC.
(Exact Name Of Registrant Specified In Charter)

NEVADA	333-68532	86-0678911
(State Of Incorporation)	(COMMISSION FILE NUMBER)	(IRS Employer Identification No.)

5711 Buckingham Parkway, Culver City, CA 90230
(Address Of Principal Executive Offices) (Zip Code)

(310) 645-9680
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, is Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Effective May 9, 2007, the Company entered into a Note Purchase Agreement with nine issuees (the “Purchasers”) pursuant to which the Company issued an aggregate of $1,111,110 in principal amount of Secured Subordinated Convertible Notes (the “Notes”) with net proceeds of $1,000,000. The Notes will bear interest at the rate of 10% per annum, payable monthly in arrears. The Notes are subordinated to the indebtedness owed by the Company and its wholly owned subsidiary to Laurus Master Fund Ltd., St. Cloud Capital Partners, L.P. (“St. Cloud”) and Eddy Goldwasser (collectively, the “Senior Debt Holders”). The Notes are due and payable on March 31, 2008, subject to the rights of certain Senior Debt Holders, which may cause payment of the Notes to be extended past the maturity date. The Intercreditor and Subordination Agreement with St. Cloud does not permit any payment of principal under the Notes unless and until St. Cloud has been paid in full. The obligations of the Company to St. Cloud have maturity dates extending into 2012. The Notes are convertible into shares of Class A-2 Convertible Preferred Stock (the “Class A-2 Preferred Stock”) of the Company at $1.00 per share. Each share of the Class A-2 Preferred Stock is convertible into four shares of Common Stock of the Company (the “Note Shares”). Each Purchaser is also receiving a Class A-2 Convertible Preferred Stock Purchase Warrant that is exercisable into shares of Class A-2 Preferred Stock (the “Warrant Shares”) at an exercise price of $1.00 per share on the basis of one Warrant Share for $2.00 principal amount of the Notes. Holders of the shares of Common Stock issuable upon conversion of the Class A-2 Preferred Stock have certain piggyback registration rights pursuant to a Registration Rights Agreement with respect to the Note Shares and the Warrant Shares.

ITEM 3.02 Unregistered Sales of Equity Securities

The disclosure set forth in Item 1.01 is incorporated herein by reference with respect to the issuance of the Notes and Warrants.

All of the securities were issued to accredited investors pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof and Regulation D promulgated thereunder. The Purchasers made customary investment representations with respect to the Notes, Warrants, Note Shares and Warrant Shares.

Item 9.01. Financial Statements and Exhibits.

Exhibits

4.1	Certificate of Designation of Class A-2 Convertible Preferred Stock.

4.2	Form of Secured Subordinated Convertible Note.

4.3	Form of Class A-2 Convertible Preferred Stock Purchase Warrant

10.1	Note Purchase Agreement dated as of April 23, 2007 among the Company and the purchasers of the Notes.

10.2	First Amended and Restated Registration Rights Agreement dated as of April 23, 2007 among the Company and the Purchasers.

10.3	Form of Amended and Restated Intercreditor and Subordination Agreement among the Purchasers, St. Cloud and SBI Advisers, LLC, as administrative agent.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMALL WORLD KIDS, INC.
Date: May 9, 2007	By /s/ Debra Fine
Name: Debra Fine Title: President and Chief Executive Officer

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